UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2011

Alliance One International, Inc.

(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 7, 2011, in connection with the transition of the responsibilities of Henry C. Babb, Jr., Alliance One International, Inc. (the “Company”) and Mr. Babb entered into a First Amendment to Amended and Restated Employment Agreement (the “Amendment”) to amend the Amended and Restated Employment Agreement effective as of December 31, 2008 between them (the “Existing Agreement”). The Amendment provides for the termination of Mr. Babb’s responsibilities as Corporate Secretary as of December 31, 2010 and as Senior Vice President – Chief Legal Officer on March 31, 2011 and for the commencement, effective April 1, 2011, of responsibilities as Chief Compliance Officer and the terms of those responsibilities. The Amendment provides for an annual base salary of $314,000, which may not be reduced during the term of Mr. Babb’s employment. The Amendment further provides that the Company has notified Mr. Babb that his employment will be terminated involuntarily, without “cause” (as defined), as of the close of business on March 31, 2012, at which time he will be entitled to receive the benefits with respect to such a termination under Section 6.B. of the Existing Agreement, which includes 24-months of severance payments and continued participation in health benefits. The Amendment provides that these benefits shall be paid to Mr. Babb’s spouse in the event of his death prior to the receipt of all payments under Section 6.B. of the Existing Agreement. Pursuant to the Amendment, prior to March 31, 2012, Mr. Babb’s employment may be terminated only for cause. In addition, the Amendment provides that within four business days following the termination of Mr. Babb’s employment, the Company will pay to Mr. Babb, for each outstanding restricted stock unit award held by Mr. Babb and vested as of the date of termination, an amount equal to the per share closing price of the Company’s common stock on the date of termination.

The foregoing summary description is qualified by reference to the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01	Exhibits.

Exhibit 10.1	First Amendment to Amended and Restated Employment Agreement dated as of April 7, 2011 between Alliance One International, Inc. and Henry C. Babb, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2011

ALLIANCE ONE INTERNATIONAL, INC.

By:	/s/ Robert A. Sheets
Robert A. Sheets
Executive Vice President – Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	First Amendment to Amended and Restated Employment Agreement dated as of April 7, 2011 between Alliance One International, Inc. and Henry C. Babb, Jr.

4